Exhibit 99.2

Outline for Slides Posted to
the Supplemental Information Section
of the Company's Web Site
February 21, 2007

Slide 1 - Continuing Growth
Supplemental Information
Output Exploration LLC
Acquisition Review
February 2007

Slide 2 - Forward-Looking Information

Statements herein that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to the pending merger and acquisition plans, expected costs savings therefrom, closing dates and transaction costs; whether the merger will be accretive; the terms of and ability to obtain permanent financing for the merger; capital expenditures; drilling plans; production levels; oil and gas prices; the timing, number and cost of wells to be drilled, projects and expected response; and establishment of reserves. It is important to note actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, difficulties in integrating the Output businesses and operations in an efficient and effective manner; the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns effecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Shareholders and other readers are cautioned not to place undue reliance on the forward-looking statement contained herein, which speak only as of the date they are made. TXCO undertakes no obligation to update publicly or revise any forward-looking statement. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2005 and its Form 10-Q for the quarter ended Sept. 30, 2006. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

Slide 3 - Transaction Summary

•	Merger Agreement Signed with Output Exploration LLC, Feb. 20, 2007
•	Closing date: On or before April 2, 2007
•	Purchase Price -- $95.6 Million
•	$91.6 million in cash + $4.0 million in TXCO stock valued at signing
•	Acquisition Financing by BMO Capital Markets
•	New 4-year senior secured revolver
•	New 4-year senior secured second-lien term loan

Slide 4 - Transaction Summary

TXCO Gains:
•	Output's Significant Gulf Coast and Midcontinent Assets
•	Establishes a new core operating area
•	$2.39 / mcfe for Proved Reserves
•	40 Bcfe, 78% proved developed
•	62% gas
•	$2.85 / mcfe, fully developed
•	$1.05 / mcfe for 3P reserves of 91 Bcfe ($1.78 / mcfe fully developed)
•	8.4 mmcfed Current Oil and Gas Sales
•	55% gas

Slide 5 - A Good Fit With TXCO

•	TXCO Doubles in Size
•	Leverages TXCO's existing technical expertise
•	Adds Gas Reserve Mix to Current 80% Oil Reserve Base
•	Establishes New Core Operating Area
•	Main Asset -- Fort Trinidad Field in East Texas (45% of proved reserves, 17% of production)
•	TXCO gains seismically defined inventory of gas-prone locations in similar geologic setting (31 locations)

Slide 6 - A Good Fit With TXCO

•	Exposes TXCO to Upside of East Texas Prospects
•	Geologically Similar to Maverick Basin
•	Output Target Prospects:
•	Texas -- Upper Glen Rose, Woodbine, Buda / Austin Chalk, Deep Bossier
•	Oklahoma -- Springer, Lower Morrow

Slide 7 - Gulf Coast Assets

Map of Texas and Louisiana with Output Exploration, LLC's key fields 3P reserves indicated, as follows:
•	Texas:
•	Fort Trinidad -- 44.0 Bcfe -- Field operations managed by OPEX -- 3D Survey, 30 sq. miles
•	Operated by OPEX:
•	Tomball -- 12.5 Bcfe
•	Belle Peppper -- 7.3 Bcfe
•	Gregg Wood / Arroyo Los Olmos / Garcia -- 8.9 Bcfe
•	Louisiana:
•	Pine Prairie -- 1.4 Bcfe -- Non-operated property
•	Vinton Salt Dome -- 2.1 Bcfe -- Operations available
•	South Marsh Island -- 1.4 Bcfe -- Non-operated property
•	Other Gulf Coast Assets -- 5.4 Bcfe -- Operated

•	Proprietary and spec 3-D coverage
•	Prospect and field development inventory
•	62 identified drilling locations
•	3P reserves total 83 Bcfe
•	63% of proved reserves effectively operated, on average

•	Current production -- 7.1 mmcfed
•	Proved reserves -- 35.0 Bcfe
•	Probable + possible reserves -- 48.0 Bcfe
•	Total reserves -- 83.0 Bcfe
•	Net acres -- 20,000

Slide 8 - Midcontinent Assets

Map of Oklahoma with counties with current Output Exploration, LLC's production indicated, as well as 3D surveys.

•	Rush Springs -- Proprietary 3D, Spring '05 -- 137 sq. miles -- >11,000 ac. leased
•	16 counties in Oklahoma with production
•	5 fields represent 84% of proved Oklahoma reserves
•	7 identified drilling locations
•	Ongoing JV with operator
•	Significant exploration opportunity: Rush Springs
•	Lower Morrow / Springer Bar Play

•	Current production -- 1.3 mmcfed
•	Proved reserves -- 4.8 Bcfe; 73% proved developed
•	Probable + possible reserves -- 2.9 Bcfe
•	Total reserves -- 7.7 Bcfe
•	Net acres -- 11,000

Slide 9 - TXCO / Output Pro Forma Asset Overview

Map of Texas and Oklahoma with four focus areas indicated as follows:

•	Marfa Basin
•	Current Net Production: (mmcfed) -- n/a
•	Net Acres: 67,500
•	% Undeveloped -- 100
•	Proved Reserves: (Bcfe) -- n/a

•	Maverick Basin
•	Current Net Production: (mmcfed) -- 13.0
•	Net Acres: 560,000
•	% Undeveloped -- 195%
•	Proved Reserves: (Bcfe) -- 39.6
•	P2 & P3 Reserves: (Bcfe) -- n/a

•	Midcontinent
•	Current Net Production: (mmcfed) -- 1.3
•	Net Acres: 11,000
•	Proved Reserves: (Bcfe) -- 5
•	P2 & P3 Reserves: (Bcfe) -- 3
•	Total Reserves: (Bcfe) -- 8

•	Gulf Coast
•	Current Net Production: (mmcfed) -- 7.1
•	Net Acres: 20,000
•	Proved Reserves: (Bcfe) -- 35
•	P2 & P3 Reserves: (Bcfe) -- 48
•	Total Reserves: (Bcfe) -- 83

Slide 10 - TXCO / Output: Key Metrics

Pro Forma Acquisition Statistics
			Pro Forma
	TXCO	Output	TXCO

Estimated current net production / mmcfed	13.4	8.4	21.8
Oil Sales / bopd	1,837	640	2,477
Gas sales / mmcfd	2.4	4.6	7.0
Net acres	699,172	31,000	730,172
Undeveloped acres	671,165	7,440	678,065
Proved reserves (Bcfe) *	40	40	80
Effectively operated / %	87	63	75
Proved developed reserves (Bcfe)	18.9	31.2	50.1
Reserves mcfe / share	1.21	-	2.40
Reserve life / years	8.2	13.0	10.1

* Based on preliminary internal estimates and current production

Slide 11 - CAPEX Budget

Slide contains two pie charts.

•
The first chart is titled "TXCO -- $70-75 Million, 83% of Total" and shows budget dollars, number of wells and, in some cases, % for focus areas, as follows: Glen Rose -- 49 wells, including 39 porosity wells -- $45.1 million -- 62%; Pearsall -- 3 Wells -- $4.8 million -- 7%; Georgetown -- 7 Wells -- $4.9 million; Other -- $2.0 million; Pena Creek San Miguel -- 11 Wells -- $3.5 million; Marfa -- Seismic, 1 Well -- $3.0 million; and San Miguel Oil Sands -- Leasehold, 32 Wells -- $9.1 million -- 13%.

•
The second chart is titled "Output -- $15 Million, 17% of Total" and shows three focus areas, as follows: Gulf Coast, Fort Trinidad -- $6.0 million -- 39%; Gulf Coast, Other -- $4.9 million -- 32%; and Midcontinent -- $4.5 million -- 29%.

Slide 12 - Pro Forma Capitalization

•	Committed Funding -- $140 Million, BMO Capital Markets, Consisting of:
•	Revolving Credit Facility, 4-Year Term
•	$125 million facility, $60 million initial borrowing base
•	Second Lien Facility, 5-Year Term
•	$80 million
•	Pro Forma Debt / Asset Ratio: 38%